______________________________________________________________________________
______________________________________________________________________________




                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


                             ________________



                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                        Date of Report May 17, 1995


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


______________________________________________________________________________
______________________________________________________________________________




Item 5. Other Events

On May 16, 1995, Washington Energy Company made the following press release:

FEDERAL COURT DISMISSES ANTITRUST LAWSUIT

     SEATTLE -- An antitrust lawsuit brought against Washington Natural Gas Company, the principal subsidiary of Washington Energy Company (NYSE:WEG), has been dismissed by the U.S. District Court for the Western District of Washington.

     In dismissing the lawsuit, the Court noted that since the gas company is regulated and actively supervised by state policy and procedures, the state action doctrine bars all of the suit's antitrust claims against it. In rejecting the federal antitrust claims, the Court also declined to maintain jurisdiction over the remaining state law claims. Plaintiffs have the right to appeal the decision and to reassert their remaining claims under state law.

     The lawsuit, brought by Cost Management Services, Inc., a natural gas broker based in the Seattle area, had challenged Washington Natural's practices in the sale and transportation of natural gas to industrial and commercial customers.




Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WASHINGTON ENERGY COMPANY


                         by /s/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


                         WASHINGTON NATURAL GAS COMPANY


                         by /s/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


May 17, 1995